Humphrey Hospitality Trust, Inc. Reports Fourth Quarter and Year-End Results

NORFOLK, NE - April 1, 2005 - Humphrey Hospitality Trust, Inc. (NASDAQ: HUMP), a self-advised real estate investment trust, today announced its results for the fourth quarter and year ended December 31, 2004.

"We are pleased with our results for 2004," said Paul J. Schulte, chairman, president, and CEO of Humphrey Hospitality Trust. "And we are encouraged by the benefits that have resulted from the August 2, 2004 change in our management company. Royal Host's operating philosophy has helped our motels achieve better cost control, as demonstrated by lower expenses in the fourth quarter of 2004."

Fourth Quarter Results

"While we reported a small net loss for the fourth quarter of 2004, which is a seasonally slow period, results improved year-over-year," added Schulte.

The Company reported a net loss of $225,000, or $0.02 per diluted share, for the fourth quarter of 2004, compared with a net loss of $1.3 million, or $0.11 per diluted share, for the fourth quarter of 2003.

Earnings (loss) before net gains on sales of properties, impairment losses, minority interest and less interest expense represented a loss of $248,000, or $0.02 per diluted share, for the fourth quarter of 2004, compared to a loss of $848,000, or $0.07 per diluted share, for the year earlier period.

The $600,000 improvement in earnings (loss) before net gains (losses) on the sales of properties, impairment losses, minority interest and less interest expense was partially attributed to a reduction in payroll expenses of $214,000; lower supply expenses of $169,000; reduced base management fees of $159,000 and lower interest expense of $125,000, as a result of asset sales and lower interest rates. These reductions were partially offset by termination and relocation costs of $101,000 in the fourth quarter of 2004, associated with the management company change and relocation to Norfolk, Nebraska.

Same-store revenue per available room (REVPAR) increased $0.14 to $29.23 for the fourth quarter of 2004, caused primarily by a $1.45 increase in same-store average daily rates (ADR) to $51.94.

Funds from operations (FFO) were $1.4 million, or $0.12 per diluted share, for the fourth quarter of 2004, compared to a loss of $164,000, or $0.01 per diluted share, for the same quarter of 2003.

Full-Year Results

Net earnings for the year ended December 31, 2004 were $2.0 million, or $0.16 per diluted share, compared to net earnings of $1.0 million, or $0.08 per diluted share, for the year ended December 31, 2003.

Earnings (loss) before net gains (losses) on sales of properties, impairment expenses, minority interest and less interest expense was $1.3 million, or $0.11 per diluted share, for 2004, compared to $1.0 million, or $0.08 per diluted share, for 2003.

The $254,000 improvement in earnings before net gains (losses) on the sale of hotel properties, impairment losses, minority interest and less interest expense was primarily attributed to lower interest expense of $685,000 and the hotel revenue less hotel operations reflected an increase of $826,000. Termination and relocation costs of $1.2 million partially offset these cost reductions.

FFO for 2004 were $7.7 million, or $0.64 per diluted share, representing a 43 percent increase over 2003 FFO of $5.4 million, or $0.45 per diluted share. Reported FFO for 2003 included impairment losses of $2.1 million, or $0.17 per diluted share.

Same-store ADR increased $0.48 to $52.59, while occupancy rates fell 20 basis points, to 62.1 percent for 2004. As a result, RevPAR increased $0.20 to $32.64 for 2004.

Earnings Restatement

In order to comply with the requirements of Statement of Financial Accounting standards (FAS) No. 109, Accounting for Income Taxes, and to properly reflect an accrued liability for vested vacation benefits, the Company has determined that certain adjustments to previously issued financial statements were required. The restated financial statements were filed with the Company's form 10-K for the fiscal year ended December 31, 2004, filed with the SEC yesterday. The affect of these restatements is to lower net income for 2002, while slightly increasing it for 2003 and the first three quarters of 2004. Restated net earnings for 2002 were a loss of $3.0 million, or $0.26 per share, compared to a previously reported loss of $1.8 million, or $0.16 per share. Restated net earnings for 2003 were $1.0 million, or $0.08 per share, compared to previously reported net earnings of $884,000, or $0.07 per share. For the first three quarters of 2004, restated net income was $2.2 million, or $0.18 per share, compared to previously reported net earnings of $2.0 million, or $0.17 per share.

These adjustments do not impact cash flows from operating, investing, or financial activities, or the actual dividends paid to stockholders.

Outlook

"For 2005, we expect to continue to benefit from the cost-control efforts introduced by our new management company," concluded Schulte. "We also expect to help our top-line growth through an expanded focus on sales and marketing and a renewed interest in acquisitions."

Humphrey Hospitality Trust, Inc. specializes in limited-service lodging. The Company owns 69 hotels in 16 mid-western and eastern states.

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company's filings with the Securities and Exchange Commission.

CONTACT: Humphrey Hospitality Trust, Inc.

Donavon A. Heimes, 402-371-2520

The following table sets forth the Company's unaudited results of operations for the three-month periods ended December 31, 2004 and 2003, respectively, and the audited results of operations for the years ended December 31, 2004 and 2003, respectively.

                                                                         Three months                 Twelve months
                                                                      ended December 31,            ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                                                     2004           2003           2004           2003
---------------------------------------------------------------------------------------------------------------------------
REVENUES

    Room rentals and other hotel services                            $ 12,975       $ 12,929       $ 57,634       $ 57,209
    Other                                                                  30             32            175            195
---------------------------------------------------------------------------------------------------------------------------
                                                                       13,005         12,961         57,809         57,404
---------------------------------------------------------------------------------------------------------------------------

EXPENSES

    Hotel and property operations                                       9,607         10,321         41,242         41,640
    Depreciation and amortization                                       1,642          1,583          6,418          6,435
    General and administrative                                            541            445          2,134          2,052
    Termination and relocation costs                                      101              -          1,169              -
---------------------------------------------------------------------------------------------------------------------------
                                                                       11,891         12,349         50,963         50,127
---------------------------------------------------------------------------------------------------------------------------

EARNINGS (LOSS) BEFORE NET GAINS (LOSSES)
    ON SALES OF PROPERTIES, IMPAIRMENT LOSSES
    AND MINORITY INTEREST                                               1,114            612          6,846          7,277

Net gains (losses) on sales of properties                                  (3)            (1)           (12)          (543)
Impairment losses                                                           -              -              -              -
Interest                                                               (1,362)        (1,460)        (5,559)        (6,244)
Minority interest                                                         (53)           (51)          (218)          (270)
---------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
    BEFORE INCOME TAXES                                                  (304)          (900)         1,057            220

Income tax expense (benefit) - deferred                                   (71)            (2)          (242)           (61)
---------------------------------------------------------------------------------------------------------------------------
                                                                          (71)            (2)          (242)           (61)
---------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                                 (233)          (898)         1,299            281

Discontinued operations                                                     8           (387)           678            728
---------------------------------------------------------------------------------------------------------------------------
NET EARNINGS (LOSS)                                                    $ (225)      $ (1,285)       $ 1,977        $ 1,009
                                                                  ============   ============   ============   ============


NET EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED:

Continuing operations                                                 $ (0.02)       $ (0.07)        $ 0.11         $ 0.02
Discontinued operations                                                  0.00          (0.04)          0.05           0.06
---------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                   $ (0.02)       $ (0.11)        $ 0.16         $ 0.08
                                                                  ============   ============   ============   ============

Unaudited - In thousands, except per share data:

                                                                     Three months                    Twelve months
                                                                   ended December 31,              ended December 31,
                                                                   2004           2003             2004           2003
---------------------------------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding for calculation
  of earnings (loss) per share - basic and diluted                   12,060         12,049           12,055         12,045
                                                               =============   ============    =============  =============

Weighted average number of shares outstanding for calculation
  of FFO per share - basic                                           12,060         12,049           12,055         12,045
                                                               =============---============----=============--=============

Weighted average number of shares outstanding for calculation
  of FFO per share - diluted                                         12,070         12,070           12,070         12,070
                                                               =============---============----=============--=============


Reconciliation of net earnings (loss) to FFO

Net earnings (loss)                                                  $ (225)      $ (1,285)         $ 1,977        $ 1,009
Depreciation                                                          1,637          1,634            6,488          6,896
Net gains of sales of properties                                         (2)          (513)            (733)        (2,487)
---------------------------------------------------------------------------------------------------------------------------

FFO (1)                                                             $ 1,410         $ (164)         $ 7,732        $ 5,418
                                                               =============---============----=============--=============

FFO per share - basic                                                $ 0.12        $ (0.01)          $ 0.64         $ 0.45
                                                               =============---============----=============--=============

FFO per share - diluted                                              $ 0.12        $ (0.01)          $ 0.64         $ 0.45
                                                               =============---============----=============--=============

(1) FFO is a non-GAAP financial measure. The Company considers FFO to be a market accepted measure of an equity REIT's operating performance, which is necessary, along with net earnings, for an understanding of the Company's operating results. FFO, as defined under the National Association of Real Estate Investment Trusts (NAREIT) standards, consists of net income computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"), excluding gains (or losses) from sales of real estate, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes its method of calculating FFO complies with the NAREIT definition. FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income
(loss) (computed in accordance with GAAP) as an indicator of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to pay dividends or make distributions. All REITs do not calculate FFO in the same manner, therefore, the Company's calculation may not be the same as the calculation of FFO for similar REITs.

The Company uses FFO as a performance measure to facilitate a periodic evaluation of its operating results relative to those of its peers, who like Humphrey Hospitality Trust, Inc., are typically members of NAREIT. The Company considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of our performance.

FFO for the three-month period ended December 31, 2004 and 2003 includes impairment losses on real estate of $0.0 and $917,000, respectively. FFO for the twelve-month periods ended December 31, 2004 and 2003 includes impairment losses on real estate of $0.0 and $2,069,000, respectively. Prior to the third quarter of 2003, the Company followed a practice of excluding such losses from FFO. However, it revised this practice based on clarification of the SEC staff's position on the FFO treatment of impairment losses and guidance from NAREIT issued during the third quarter of 2003.

The following table sets forth the operating results of the Company's hotel properties on a same-store basis for the three and twelve-month periods ended December 31, 2004 and 2003, respectively. Same-store comparisons below include the Company's 69 Hotels that have been continuously in operation during the two-year period ended December 31, 2004, and exclude the Hotel classified as held for sale at December 31, 2004.

This presentation includes non-GAAP financial measures. Statement of Financial Accounting Standards No. 144 ("SFAS 144") requires the Company to report the operations of all properties disposed of subsequent to January 1, 2002 (excluding properties that were classified as held for sale at December 31, 2001) separately as discontinued operations for all periods presented. The following information is not presented in accordance with SFAS 144 as the results of all of the hotel properties sold, not just the thirteen to which SFAS 144 applies, are excluded. The Company believes that the presentation of hotel property operating results on a same-store basis is helpful to investors, and represents a more useful description of its core operations, as it better communicates the comparability of its hotels' results.

Unaudited - In thousands, except statistical data:                                   Three months                 Twelve months
                                                                                   ended December 31,          ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   2004          2003          2004          2003
------------------------------------------------------------------------------------------------------------------------------------
Same store average daily room rate (ADR)                                           $ 51.94       $ 50.49       $ 52.59       $ 52.11
Same store revenue per available room (RevPAR)                                     $ 29.23       $ 29.09       $ 32.64       $ 32.44
Same store occupancy percentage                                                      56.3%         57.6%         62.1%         62.3%

Room rentals and other hotel services from continuing operations                  $ 12,975      $ 12,929      $ 57,634  #   $ 57,209

Same store revenue from room rentals and other hotel services consists of:

    Room rental revenue                                                           $ 12,628      $ 12,566      $ 56,082      $ 55,615
    Telephone revenue                                                                   46            62           240           299
    Other hotel service revenues                                                       301           301         1,312         1,295
------------------------------------------------------------------------------------------------------------------------------------
Same store revenue from room rentals and other hotel services                     $ 12,975      $ 12,929      $ 57,634      $ 57,209
                                                                                ===========---===========---===========---==========
Hotel and property operations expense from continuing operations                   $ 9,607      $ 10,321      $ 41,242  #   $ 41,640

Same-Store Property Operating Income ("POI") (Same store revenue from room rentals and other hotel services less Same store hotel and property operations
  expense                                                                          $ 3,368(1)    $ 2,608      $ 16,392      $ 15,569
                                                                                ===========---===========---===========---==========
POI as a percentage of same store revenue from room rentals
  and other hotel services ("POI Margin") (2)                                        26.0%         20.2%         28.4%         27.2%
                                                                                ===========---===========---===========---==========



(1) The Company believes POI Margin is useful to investors seeking to determine the operating efficiency of the Company's comparable hotel properties at December 31, 2004.

Reconciliation of Net Earnings (Loss) to Same-Store Property Operating Income:


                                                                                     Three months                Twelve months
                                                                                   ended December 31,          ended December 31,
                                                                                   2004          2003          2004          2003
------------------------------------------------------------------------------------------------------------------------------------
Net earnings (loss)                                                                 $ (225)     $ (1,285)      $ 1,977      $ 1,009
Depreciation                                                                         1,642         1,634         6,493        6,896
(Gain) on disposition of assets                                                          3          (513)         (733)      (2,487)
Provision for impairment loss                                                            -           917             -        2,069
Interest expense                                                                     1,362         1,487         5,583        6,786
Minority interest                                                                       53            51           218          270
General and Administrative expense                                                     541           445         2,134        2,052
Termination and relocation costs                                                       101                       1,169            -
Income tax expense                                                                     (82)          (19)         (275)        (120)
Other revenues                                                                         (30)          (32)         (175)        (195)
Room rentals and other hotel services - discontinued operations                          -          (662)         (635)      (4,499)
Hotel and property operations expense - discontinued operations                          3           585           636        3,788
------------------------------------------------------------------------------------------------------------------------------------
POI                                                                                $ 3,368       $ 2,608      $ 16,392     $ 15,569
                                                                               ===========---===========---===========---===========

                                  END OF FILING